UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEOMAGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3250 Jay Street

Santa Clara, California 95054

(408) 988-7020

May 29, 2007

Dear NeoMagic Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NeoMagic Corporation (the “Company”), which will be held on July 12, 2007 at 10:00 a.m., local time, at the offices of our outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California.

This booklet includes the Notice of the Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and also provides important information about the Company and the items to be voted upon that you should consider when you vote your shares. Also included with this booklet is a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

At this meeting, among other things, you will be asked to consider and vote upon the election of six directors. All six of the nominees are currently directors of the Company. Your Board of Directors recommends that you vote FOR all of the nominees.

In addition, you will be asked to ratify the Audit Committee’s appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 27, 2008. Stonefield Josephson, Inc. has audited the Company’s financial statements since fiscal 2006. Your Board of Directors recommends that you vote FOR this proposal.

You will also be asked to approve an amendment to the Company’s 2006 Employee Stock Purchase Plan (the “2006 Plan”) to provide for an increase in the number of shares of Common Stock available for issuance under the 2006 Plan by 100,000. This plan allows eligible employees of the Company to purchase shares of the Company’s common stock through payroll deductions. Your Board of Directors has approved this amendment and recommends that you vote FOR this proposal.

You will also be asked to approve an amendment to the Company’s 2003 Stock Plan (the “2003 Plan”) to provide for an increase in the number of shares of Common Stock available for issuance under the 2003 Plan by 500,000. This plan permits the grant of stock options, stock appreciation rights and stock purchase rights to eligible employees, non-employee directors and consultants in order for us to continue to attract and retain outstanding and highly skilled individuals. Your Board of Directors has approved this amendment and recommends that you vote FOR this proposal.

Finally, you will be asked to consider such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares of common stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please complete, date and sign the enclosed proxy card and mail it promptly in the envelope provided.

Very truly yours,

/s/ Douglas R. Young

Douglas R. Young
President and Chief Executive Officer

NEOMAGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held July 12, 2007

To the Stockholders of NeoMagic Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NeoMagic Corporation, a Delaware corporation (the “Company”), will be held on July 12, 2007 at 10:00 a.m., local time, at the offices of our outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California.

At the Annual Meeting, stockholders will be asked:

1. To elect six directors;

2. To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 27, 2008;

3. To increase the number of shares available for issuance under the Company’s 2006 Employee Stock Purchase Plan by 100,000;

4. To increase the number of shares available for issuance under the Company’s 2003 Stock Plan by 500,000; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Stockholders of record as of the close of business on May 25, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary’s office, 650 Page Mill Road, Palo Alto, California, 94304-1050 for ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Michael J. Danaher
Michael J. Danaher
Secretary

Santa Clara, California

May 29, 2007

NEOMAGIC CORPORATION

3250 Jay Street

Santa Clara, California 95054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Matters to be Considered

At the Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of NeoMagic Corporation (the “Company”) will be asked to: (i) elect six directors, (ii) ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 27, 2008, (iii) approve an amendment to the Company’s 2006 Employee Stock Purchase Plan to increase the number of shares reserved thereunder by 100,000, and (iv) approve an amendment to the Company’s 2003 Stock Plan to increase the number of shares reserved thereunder by 500,000. The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than as set forth in the Notice of the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

This Proxy Statement and the accompanying form of Proxy are first being mailed on or about June 6, 2007 to all stockholders entitled to vote at the Annual Meeting.

Date, Time, Place, Record Date and Shares Entitled to Vote

The enclosed proxy is solicited on behalf of the Company’s Board of Directors for use at the Annual Meeting to be held on July 12, 2007, at 10:00 a.m., local time, or any continuation or adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of our outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California. The telephone number at this address is (650) 493-9300.

The Company’s principal executive offices are located at 3250 Jay Street, Santa Clara, California 95054.

The Company has set May 25, 2007 as the record date (the “Record Date”). The stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 12,304,648 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. The last sale price reported on Nasdaq for the Company’s Common Stock on the Record Date was $3.09 per share.

Quorum

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the shares of NeoMagic Common Stock outstanding on the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted as present or represented for the purpose of determining the presence of a quorum.

Vote Required

In the election of directors, the six persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting (the

“Votes Cast”). If a stockholder holds shares beneficially in “street name” (shares held in a brokerage account or by another nominee) and does not provide the stockholder’s broker with voting instructions, such shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes on a particular matter are not considered to be Votes Cast with respect to that matter. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered to be Votes Cast and therefore have the same effect as votes against the matter.

In the election of directors, a stockholder may elect to cumulate votes. Cumulative voting permits the stockholder to allocate among the director nominees, in the stockholder’s discretion, a total number of votes equal to the number of director positions to be filled multiplied by the number of shares such stockholder holds. For example, if a stockholder owns 100 shares of stock, and there are six directors to be elected at the Annual Meeting, the stockholder could allocate 600 “FOR” votes (6 times 100) among as few as one or as many as six of the nominees to be voted on at the Annual Meeting. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

Voting and Revocation of Proxies

To vote by proxy, stockholders should complete, date, sign and promptly return the accompanying form of proxy in the envelope provided. Shares of common stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, your shares will be voted in accordance with the recommendations of the Board (FOR all of the Company’s nominees to the Board, FOR ratification of the independent registered public accounting firm, FOR the amendment of the 2006 Employee Stock Purchase Plan, FOR amendment of the 2003 Stock Plan, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company’s principal offices, located at 3250 Jay Street, Santa Clara, California 95054, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Deadline for Receipt of Proposals or Nominations by Stockholders

Pursuant to the Company’s Bylaws, any proposals of stockholders of the Company or nominations for director that are intended to be presented by such stockholders at the Company’s 2008 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at our principal executive offices no later than February 8, 2008 (120 days before the anniversary of the mailing date of this proxy statement). Any nominations for election to the board of directors at the next annual meeting received by the Company by such date will be considered by the Nominating and Corporate Governance Committee of our Board of Directors.

Proxy Solicitation

The cost for this solicitation will be borne by the Company. The Company has retained the services of the Altman Group to assist in the solicitation of proxies at an estimated fee of approximately $6,000, plus reimbursement of reasonable costs and expenses. The Company may reimburse brokerage firms and persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Basis of Presentation

The Company’s fiscal year generally consists of a fifty-two week period ending on the Sunday closest to the January month end. Fiscal year 2007 ended on January 28, 2007.

Annual Report/Form 10-K

Our 2007 Annual Report to stockholders, which includes our Annual Report on Form 10-K (without certain exhibits which are excluded from our Annual Report to Stockholders pursuant to Rule 14a-3(b) of the Exchange Act) for the fiscal year ended January 28, 2007, is being mailed concurrently with this proxy statement as one document to all stockholders of record as of May 25, 2007. Those exhibits that are excluded from our Annual Report to Stockholders as described above are available for the cost of photocopying. To receive a copy, please write to: Investor Relations, NeoMagic Corporation, 3250 Jay Street, Santa Clara, CA 95054.

PROPOSAL ONE—ELECTION OF DIRECTORS

A board of six (6) directors is nominated for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. All nominees are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as director, or if any nominee becomes unable or declines to serve as director, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which such person is or was to be elected as a director or officer of the Company. There are no family relationships among any executive officers and directors.

Nominees for Directors

Set forth below is certain information regarding the nominees:

Name	Age	Position
Douglas R. Young	62	President, Chief Executive Officer and Director
Anil K. Gupta (1)(2)(3)	57	Director
Brett A. Moyer	49	Director
Carl Stork (1)(2)(3)	47	Director
Steve Valenzuela (1)(2)(3)	50	Director
Syed Zaidi	48	Chief Operating Officer and Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Douglas R. Young has served as President, Chief Executive Officer and a Director of the Company since April 2005. Prior to his promotion to President and Chief Executive Officer, he was NeoMagic’s Vice President of Worldwide Sales, having joined NeoMagic in February 2004. Before joining NeoMagic, Mr. Young was Senior Vice President of Worldwide Sales at Planetweb, Inc., a provider of embedded multimedia application and browser software for consumer electronics devices, from August 1999 to October 2003. At Planetweb, Mr. Young worked with customers such as Samsung, Sharp, Philips and other large OEMs. Mr. Young has managed sales in many different environments ranging between large systems enterprise sales to the ‘Fortune 500’ and ODM and OEM sales in the consumer electronics market. He has over 25 years experience working for companies such as IBM, Storage Technology Corporation, Unilease Computer Corporation, Data General and Hitachi Data Systems. He has worked in hardware and software sales, and he was President and CEO of a computer and satellite leasing company. Mr. Young has a Bachelor of Arts Degree from Princeton University and a Masters Degree in Business Administration from The Stern School of Business at New York University.

Dr. Anil K. Gupta has served as a Director of the Company since November 2000. Dr. Gupta is the Ralph J. Tyser Professor of Strategy at the Robert H. Smith School of Business, University of Maryland at College Park where he has served on the faculty since 1986. Dr. Gupta holds a B. Tech. degree from the Indian Institute of Technology, an M.B.A. from the Indian Institute of Management, and a Ph.D. in business strategy from the Harvard Business School.

Brett A. Moyer has served as a Director of the Company since March 2007. Mr. Moyer has been president and chief executive officer and a board member of Focus Enhancements, Inc., a provider of solutions in advanced, proprietary video and wireless video technologies, since September 2002 and from May 1997 to September 29, 2002, Mr. Moyer was their executive vice president and chief operating officer. From February 1986 to April 1997, Mr. Moyer worked at Zenith Electronics Corporation, Glenview, Illinois, where he was most recently the vice president and general manager of Zenith’s Commercial Products Division. Mr. Moyer has also served as vice president of sales planning and operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird).

Carl Stork has served as a Director of the Company since June 2002. Mr. Stork is chief executive officer and a board member of Digital Domain, a full-service digital studio and production company, since May 2006. He has also been President of Ciconia & Co., LLC, a private investment firm since July 2002, and a partner in Wyndcrest Holdings, LLC, a private investment and acquisition firm, since May 2000. Mr. Stork has been a director of Baby Universe (NASDAQ: POSH), an online retailer of brand-name baby, toddler and maternity products, since October 2004. Mr. Stork was employed by Microsoft Corporation in a variety of management positions from 1981 through 2002, most recently as General Manager of Hardware Strategy and Business Development. He previously served as general manager of Windows 98 and technical assistant to Bill Gates. Mr. Stork is a partner in the Baseball Club of Seattle, owner of the Seattle Mariners major league baseball team. Mr. Stork serves on the board of several private companies including Stirling Bridge, Inc., Stream Cast (dba Morpheus) Skyris, a subsidiary of Stirling Bridge, Inc., and Intermed Advisors, Inc. Mr. Stork holds an MBA from the University of Washington and a BA in Physics from Harvard University.

Steve Valenzuela has served as a Director of the Company since June 2005. Mr. Valenzuela has been the Vice President of Finance and Chief Financial Officer of Rainmaker Systems, a provider of outsourced sales and marketing services, since September 2004. Mr. Valenzuela was Vice President of Finance and Chief Financial officer for the Thomas Kinkade Company, formerly Media Arts Group, a publisher and distributor of the works of Thomas Kinkade, from February 2003 to September 2004. Mr. Valenzuela was Senior Vice President and Chief Financial Officer for Silicon Access Networks, a network semiconductor company, from September 2000 to July 2002. He was Senior Vice President and Chief Financial Officer for PlanetRx from February 1999 to August 2000. Prior to PlanetRx, Mr. Valenzuela served as the Chief Financial Officer for LinkExchange from August 1998 to February 1999. Mr. Valenzuela holds an MBA from Santa Clara University and a BS degree in Accounting from San Jose State University.

Syed Zaidi has been Chief Operating Officer and has served as a Director of the Company since February 2007. From January 2006 to February 2007, Mr. Zaidi was Vice President of Corporate Engineering and from May 2000 to January 2006, Mr. Zaidi was Vice President of Santa Clara Engineering. Mr. Zaidi joined NeoMagic’s engineering team in June 1995 and worked in engineering management until his promotion to Vice President in 2000. Prior to joining NeoMagic, Mr. Zaidi worked at Sierra Semiconductor, where he was responsible of systems engineering for Multimedia products. He has also worked at Advance Micro Research where he designed and developed UNIX based multi-user systems, multiple Video and Graphic ASICs for Multimedia products. Mr. Zaidi holds a Bachelor of Electrical & Electronics Engineering from Leeds University, England and a BSET from Indiana State University.

Vote Required

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present.

The Board of Directors recommends a vote FOR the above-named nominees.

PROPOSAL TWO—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Stonefield Josephson, Inc. as the independent registered public accounting firm to (i) audit the financial statements of the Company for the fiscal year ending January 27, 2008, and (ii) to render other services as required of them, and is seeking ratification by the stockholders of this appointment. Stonefield Josephson, Inc. first audited the Company’s financial statements for fiscal 2006.

A representative of Stonefield Josephson, Inc. is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions by stockholders.

Stockholder ratification of the selection of Stonefield Josephson, Inc. as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Audit Committee is submitting the selection of Stonefield Josephson, Inc. to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditors.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our stockholders.

Fees Billed by Stonefield Josephson, Inc. and Ernst & Young LLP for fiscal years 2007 and 2006

The table below sets forth the aggregate fees billed during fiscal years ended January 28, 2007 and January 29, 2006 for audit and other services provided by Stonefield Josephson, Inc. and Ernst & Young, LLP. These fees do not reflect all fees incurred, only fees actually billed.

	Fiscal Year
(in thousands)	2007	2006 (1)
Audit Fees (2)	$413	$482
Audit-Related Fees	$—	$—
Tax Fees (3)	$244	$14
All Other Fees	$158	$3

Total	$815	$499

(1)	Fees billed include those billed by Ernst & Young, LLP (former principal accountants) and Stonefield Josephson, Inc.

(2)	Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly financial statements, statutory audits required for the international subsidiaries, permitted accounting consultations and review of regulatory filings.

(3)	Stonefield Josephson, Inc. does not provide tax-related services.

Audit Committee Pre-Approval of Services

Under the Audit Committee charter, the Audit Committee must pre-approve all audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services prescribed in federal securities laws and regulations. The Audit Committee shall have the sole authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. In the past two fiscal years, the Audit Committee has pre-approved all audit and non-audit fees paid to Stonefield Josephson, Inc. and Ernst & Young LLP.

The Audit Committee has determined that the provision of services described above is compatible with maintaining Stonefield Josephson, Inc.’s independence.

Prior Accountants

On July 22, 2005, the Company engaged Stonefield Josephson, Inc. (“SJ”) as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 29, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ending July 31, 2005. The Audit Committee and the Board of Directors approved the decision to engage SJ. During the fiscal years ended January 30, 2005 and January 25, 2004 and through July 22, 2005, the Company did not consult with SJ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that SJ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On July 22, 2005, the Company dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The Audit Committee and the Board of Directors elected to dismiss E&Y.

During the fiscal year ended January 28, 2007, there were no disagreements with SJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had there been any disagreements of the type referred to in this paragraph during the fiscal year ended January 28, 2007 that were not resolved to the satisfaction of SJ, then SJ would have had to make a reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods. During the fiscal years ended January 31, 2005 and 2004 and through July 22, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had there been any disagreements of the type referred to in this paragraph during the fiscal years ended January 31, 2005 and 2004 and through July 22, 2005, that were not resolved to the satisfaction of E&Y, then E&Y would have had to make a reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

Vote Required

The ratification of Stonefield Josephson, Inc. will require approval by a majority of the Votes Cast. Broker non-votes will only be counted for purposes of determining the presence or absence of a quorum.

The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the appointment of the Independent Registered Public Accounting Firm.

PROPOSAL THREE—APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

Our 2006 Employee Stock Purchase Plan was previously adopted by the Company’s Board of Directors and approved by its stockholders. The stockholders are being requested at this Annual Meeting to approve an amendment to the 2006 Employee Stock Purchase Plan to increase by 100,000 the number of shares that may be issued under the 2006 Employee Stock Purchase Plan. As of January 28, 2007, only 291,641 shares of Common Stock remained available for issuance under the 2006 Employee Stock Purchase Plan. Our Board of Directors believes that the number of shares of Common Stock that remain available for issuance will be insufficient to achieve the purposes of the 2006 Employee Stock Purchase Plan over the term of the plan unless the additional shares are authorized and approved by the stockholders.

The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Purpose

The purpose of the Plan is to provide employees with an opportunity to purchase Common Stock through accumulated payroll deductions. The 2006 Employee Stock Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The provisions of the Plan, accordingly, are construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

Eligibility to Participate

Most employees of the Company and its participating subsidiaries are eligible to participate in the 2006 Employee Stock Purchase Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company or, unless the Committee provides otherwise, if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year. Approximately 65 employees are currently eligible to participate in the 2006 Employee Stock Purchase Plan.

Administration, Amendment and Termination

The compensation committee of the Board of Directors (the “Committee”) administers the 2006 Employee Stock Purchase Plan. The members of the Committee serve at the pleasure of the Board. Subject to the terms of the 2006 Employee Stock Purchase Plan, the Committee has all the discretion and authority necessary or appropriate to control and manage the operation and administration of the 2006 Employee Stock Purchase Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the 2006 Employee Stock Purchase Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the 2006 Employee Stock Purchase Plan remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of ministerial duties in the administration of the 2006 Employee Stock Purchase Plan.

The Committee or the Company’s Board of Directors may amend or terminate the 2006 Employee Stock Purchase Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code or other applicable law, rule, or regulation, the Company’s stockholders must approve certain material amendments.

Number of Shares of Common Stock Available under the 2006 Employee Stock Purchase Plan

291,641 shares of Common Stock are reserved for issuance under the 2006 Employee Stock Purchase Plan. Upon any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 2006 Employee Stock Purchase Plan.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the 2006 Employee Stock Purchase Plan. The 2006 Employee Stock Purchase Plan currently allows employees to join an offering period of twenty-four months. Employees who have joined the 2006 Employee Stock Purchase Plan automatically are re-enrolled for additional rolling twenty-four month offering periods; provided, however, that an employee may cancel his or her participation at any time (subject to 2006 Employee Stock Purchase Plan rules).

Employees contribute to the 2006 Employee Stock Purchase Plan through payroll deductions. Participating employees generally may contribute not less than 1% up to and not exceeding 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may any offering period exceed 27 months). After an offering period has begun, an employee may increase or decrease his or her contribution percentage (subject to 2006 Employee Stock Purchase Plan rules).

Purchase of Shares

Each twenty-four month offering period generally contains four purchase periods of approximately six months duration. On the last business day of each six-month purchase period, the Company uses the payroll deductions of each participating employee to purchase shares of Common Stock for such employees. The price of the shares equals 85% of the lower of (1) the stock’s market value on the first day of the offering period, or (2) the stock market’s value on the date of purchase. Market value under the 2006 Employee Stock Purchase Plan means the closing bid price on the NASDAQ Global Market for the day in question. However, in any single year, no employee may purchase more than $25,000 of Common Stock (based on market value at the beginning of the applicable offering period). The maximum number of shares of Common Stock that may be purchased by a single employee on any purchase date equals 10,000 shares.

Termination of Participation

Participation in the 2006 Employee Stock Purchase Plan terminates when a participating employee’s employment with the Company or any participating subsidiary ceases for any reason, the employee withdraws from the 2006 Employee Stock Purchase Plan, or the Company terminates or amends the 2006 Employee Stock Purchase Plan such that the employee no longer is eligible to participate.

Termination of the 2006 Employee Stock Purchase Plan

The 2006 Employee Stock Purchase Plan will continue in effect for a term of ten years from the date of adoption unless terminated sooner by action of the Company’s Board of Directors.

Securities Underlying Awards

On May 25, 2007, the per share closing price of the Company’s common stock was $3.09 as reported on the Nasdaq Global Market.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares of common stock that may be purchased under the 2006 Employee Stock Purchase Plan is determined, in part, on the stock’s market value on the first and last day of the purchase period and given that participation in the 2006 Employee Stock Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth the number of shares of the Company’s Common Stock that were purchased in

2007, under the now terminated 1997 Employee Stock Purchase Plan. No shares have been purchased under the 2006 Employee Stock Purchase Plan.

Name	Dollar Value of Shares Purchased Under the Plan in the Fiscal Year Ended January 28, 2007(1)	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended January 28, 2007
Douglas R. Young	n/a	0
Scott Sullinger	n/a	0
Jeffrey Blanc	n/a	0
Syed Zaidi	n/a	0
Deepraj Puar	n/a	0
All current executive officers, as a group (2)	$2,628	591
All directors who are not executive officers, as a group (2)	n/a	0
All employees who are not executive officers, as a group (3)	$706,312	161,503

(1)	Aggregate dollar value is based upon the closing fair market value of the Company’s common stock of $3.14 and $5.75 on June 9, 2006 and December 8, 2006, respectively.

(2)	Executive officers include former officers of the Company.

(3)	Directors who are not employees of the Company are not eligible to participate in either the 1997 Employee Stock Purchase Plan or the 2006 Employee Stock Purchase Plan.

Tax Aspects

Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of Common Stock under the 2006 Employee Stock Purchase Plan are as follows:

An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 2006 Employee Stock Purchase Plan.

For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income (as the 2006 Employee Stock Purchase Plan offering periods are currently structured, this would be up to 15% of the fair market value of the shares on the enrollment date). Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the 2006 Employee Stock Purchase Plan within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

Vote Required

The increase in the number of shares available for issuance under the 2006 Employee Stock Purchase Plan will require approval by a majority of the Votes Cast. Broker non-votes will only be counted for purposes of determining the presence or absence of a quorum.

The Board of Directors recommends a vote FOR the approval of the increase in the number of shares available for issuance under the 2006 Employee Stock Purchase Plan

PROPOSAL FOUR—AMENDMENT TO THE 2003 STOCK PLAN

Our 2003 Stock Plan was previously adopted by the Company’s Board of Directors and approved by its stockholders. Employees have participated in that plan since October 1, 2003. The 2003 Stock Plan, as of January 28, 2007, has reserved for issuance an aggregate of 1,363,605 shares of the Company’s Common Stock (“Common Stock”), adjusted for the August 2005 reverse stock split. The stockholders are being requested at this Annual Meeting to approve an amendment to the 2003 Stock Plan to increase by 500,000 the number of shares that may be issued under the 2003 Stock Plan. As of January 28, 2007, only 286,024 shares of Common Stock remained available for issuance under the 2003 Stock Plan. Our Board of Directors believes that the number of shares of Common Stock that remain available for issuance will be insufficient to achieve the purposes of the 2003 Stock Plan over the term of the plan unless the additional shares are authorized and approved by the stockholders.

Summary of the 2003 Stock Plan

The following paragraphs provide a summary of the principal features of the 2003 Stock Plan (the “Plan”) and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix B.

Background and Purpose of the Plan

The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, and (3) stock purchase rights (individually, an “Award”). The Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to us. The Plan also is intended to further our growth and profitability.

Administration of the Plan

The Compensation Committee of our Board of Directors (the “Committee”) administers the Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, non-employee directors and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule, including acceleration of vesting), and interpret the provisions of the Plan.

The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

Plan and Outstanding Awards

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, non-employee directors and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s Common Stock (“Shares”) at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, subject to certain limitations, but during any fiscal year of the Company, no participant may be granted options covering more than 400,000 Shares except an additional 200,000 Shares may be granted to a participant in connection with his or her initial employment. (All share amounts have been adjusted in recognition of the reverse stock split that occurred in August 2005.)

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the date of grant of the Shares covered by incentive stock options or nonqualified options intended to qualify as “performance based” under Section 162(m) of the Code, unless nonqualified options are otherwise so qualified. No more than 20% of the Shares reserved for issuance under the Plan may be issued pursuant to nonqualified stock options (together with stock appreciation rights and stock purchase rights, both discussed below) with an exercise price less than 100% of the fair market value of the Shares covered by such an option on the date of grant.

An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means, which the Committee determines to be consistent with the purpose of the Plan. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. No participant may be granted stock appreciation rights covering more than 400,000 Shares in any fiscal year of the Company, except an additional 200,000 Shares may be granted to a participant in connection with his or her initial employment. (All share amounts have been adjusted in recognition of the reverse stock split that occurred in August 2005.)

The Committee determines the terms of stock appreciation rights, except that no more than 20% of the Shares reserved for issuance under the Plan may be issued pursuant to stock appreciation rights (together with nonstatutory stock options, discussed above, and stock purchase rights, discussed below) with an exercise price less than 100% of the fair market value of the Shares covered by such a stock appreciation right on the date of grant.

A stock appreciation in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the Shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price of the Shares covered by the exercised portion of the stock appreciation right. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Committee may determine.

Stock Purchase Rights

Stock Purchase Rights are Awards of restricted Shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of restricted Shares to any participant. Also, the total number of Shares subject to Stock Purchase Rights (together with nonstatutory stock options and stock appreciation rights, both discussed above) may not exceed 20% of the Shares reserved for issuance under the Plan.

In determining whether a Stock Purchase Right should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant a Stock Purchase Right only if the participant satisfies performance goals established by the Committee.

Change of Control

In the event of a merger of the Company with or into another corporation or a “change of control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding stock option and stock appreciation right. If the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the Shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

In the event of a merger of the Company with or into another corporation or a “change of control” of the Company, any Company repurchase or reacquisition right with respect to restricted Shares acquired pursuant to a Stock Purchase Right or other Award will be assigned to the successor corporation. In the event any such Company repurchase or reacquisition right is not assigned to the successor corporation, such Company repurchase or reacquisition right will lapse and the participant will be fully vested in such restricted Shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options, the weighted average exercise price of the outstanding options and the remaining shares available for future issuance as of January 28, 2007.

Plan Category	(A) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Equity compensation plans approved by stockholders	1,170,982	$5.80	577,665	(1)
Equity compensation plans not approved by stockholders	1,085,591	$7.73	77,396	(2)

Total	2,256,573	$6.73	655,060

(1)	Includes 286,024 shares available for future issuance under our 2003 Stock Option Plan, as amended, generally used for grants to officers and directors. Also includes 291,641 shares available under our 2006 Employee Stock Purchase Plan.

(2)	Shares available under our 1998 Nonstatutory Stock Option Plan are used for grants to employees other than officers and directors except as provided within the plan. For a description of the 1998 Plan, see Note 4 of Notes to Consolidated Financial Statements in Item 8 of Part II of this Form 10-K, which information is incorporated by reference into this Item 5 of Part II of this Form 10-K. This plan was not previously required to be approved by stockholders. Due to regulatory changes, going forward, all material changes to the plan require stockholder approval.

Vote Required

The increase in the number of shares available for issuance under the 2003 Stock Plan will require approval by a majority of the Votes Cast. Broker non-votes will only be counted for purposes of determining the presence or absence of a quorum.

The Board of Directors recommends a vote FOR the approval of the increase in the number of shares available for issuance under the 2003 Stock Plan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock, as of May 1, 2007, for (i) all executive officers listed in the Summary Compensation Table, (ii) each of our current directors, (iii) all of our current directors and executive officers as a group, and (iv) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock. Unless otherwise indicated, the principal address of each of the stockholders below is c/o NeoMagic Corporation, 3250 Jay Street, Santa Clara, CA 95054. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) based on voting and investment power with respect to the securities. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown held by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of Common Stock underlying options and outstanding warrants held by such person that are exercisable within 60 calendar days of May 1, 2007, but excludes shares of Common Stock underlying options and or warrants held by any other person.

Beneficial Ownership Table

Name of Beneficial Owner	Number of Shares	Percent (1)
Douglas Young (2)	122,540	*
Scott Sullinger (3)	21,980	*
Syed Zaidi (4)	127,455	*
Deepraj Puar (5)	112,510	*
Jeffrey Blanc (6)	0	*
Anil Gupta (7)	67,599	*
Carl Stork (8)	66,764	*
Steve Valenzuela (9)	20,208	*
Brett Moyer (10)	0	*
All current executive officers and directors as a group (11 persons) (11)	550,089	4.08%
Raffles Associates, L.P. (12)	901,991	6.68%
Entities affiliated with Special Situations (13)	2,157,398	15.98%

(1)	Based on 12,304,648 shares outstanding as of May 1, 2007.

(2)	Includes options to purchase an aggregate of 116,240 shares that are exercisable within 60 days of May 1, 2007.

(3)	Includes options to purchase an aggregate of 21,980 shares that are exercisable within 60 days of May 1, 2007. Mr. Sullinger resigned from the Company effective March 6, 2007.

(4)	Includes options to purchase an aggregate of 117,433 shares that are exercisable within 60 days of May 1, 2007.

(5)	Includes options to purchase an aggregate of 106,772 shares that are exercisable within 60 days of May 1, 2007.

(6)	Mr. Blanc resigned from the Company on August 11, 2006. Based on Securities and Exchange Commission filings, Mr. Blanc holds no shares of the Company’s stock.

(7)	Includes options to purchase an aggregate of 65,099 shares that are exercisable within 60 days of May 1, 2007. Mr. Gupta’s son is owner of 500 shares of common stock, which are included in the total shares owned.

(8)	Includes options to purchase an aggregate of 61,124 shares that are exercisable within 60 days of May 1, 2007.

(9)	Includes options to purchase an aggregate of 20,208 shares that are exercisable within 60 days of May 1, 2007.

(10)	Mr. Moyer joined the Board of Directors on March 5, 2007.

(11)	Includes options to purchase an aggregate of 519,593 shares held by executive officers and directors that are exercisable within 60 days of May 1, 2007.

(12)	This information is based on the Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on January 25, 2007. Raffles Associates, L.P. is located at One Metrotech Center North, Brooklyn, NY 11201. Includes warrants to purchase 100,000 shares of common stock that are net exercisable commencing on June 6, 2007.

(13)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007. Special Situations is located at 527 Madison Avenue, Suite 2600, New York, NY 10022. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over (i) 234,698 shares of Common Stock and Warrants to purchase 83,500 shares of Common Stock owned by Special Situations Private Equity Fund, L.P., (ii) 600,100 shares of Common Stock and Warrants to purchase 218,000 shares of Common Stock owned by Special Situations Fund III QP, L.P., (iii) 103,600 shares of Common Stock and Warrants to purchase 38,000 shares of Common Stock owned by Special Situations Technology Fund, L.P. and (iv) 644,000 shares of Common Stock and Warrants to purchase 235,500 shares of Common Stock owned by Special Situations Technology Fund II, L.P. Includes warrants to purchase 575,000 shares of common stock detailed in this footnote that are net exercisable commencing on June 6, 2007.

*	Less than 1%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has transactions from time to time in the ordinary course of business with corporations and institutions, or their subsidiaries, for which certain of our non-employee directors of the Company serve as directors or officers. For those companies that have non-employee directors with the Company, management believes these common directors have no direct or indirect material interest in transactions in which the Company engages with those companies.

Raffles Associates, L.P., a greater than 5% stockholder, acquired 200,000 shares of common stock and warrants to purchase 100,000 shares of common stock from the Company in a registered direct offering, which closed on December 6, 2006. Each unit, consisting of one share and a warrant to purchase 1/2 share, was acquired at a purchase price of $4.58 per unit. The exercise price of the warrants, subject to the terms of the agreement, is $5.20 per share.

Entities affiliated with Special Situations, a greater than 5% stockholder, acquired 1,150,000 shares of common stock and warrants to purchase 575,000 shares of common stock from the Company in the same registered direct offering at the same prices.

The Company follows the guidelines of SFAS 57, Related Party Disclosures, to identify and disclose related party transactions for employees and directors of the Company. The Company’s Board of Directors approves all related party transactions with an involved director recusing themselves from the approval process.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During fiscal year ended January 28, 2007, the Section 16 officers, directors and greater than 10% stockholders of the Company filed with the Securities and Exchange Commission on a timely basis all required Forms 3, 4, and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934. The Company has relied on the written representations of its officers and directors and copies of the reports filed by officers, directors and greater than 10% stockholders with the Securities and Exchange Commission in providing this information.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held 18 meetings during the fiscal year ended January 28, 2007. Each incumbent director attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served held during the last fiscal year at a time when they were serving as a director. The Board also approved certain actions by unanimous written consent.

Director Independence

The Board determines the independence of each director and nominee for election as a director observing all criteria for independence as set forth in the NASDAQ Global Market listing standards and applicable rules of the Securities and Exchange Commission (the “Commission”).

The Board has determined that a majority of our Board is independent according to the applicable rules of the Commission and the listing standards of the NASDAQ Global Market. In making the determinations as to which members of the Board are independent, the Board considered the fact that certain of these independent directors, as disclosed in their biographies set forth under “Proposal One – Election of Directors”, are associated with other companies in the semiconductor industry. In reviewing these relationships, the Board determined that, absent a direct conflict (in which the Board may require refusal or other similar procedures); such relationships do not impede any such director’s ability to act independently on behalf of the Company and its stockholders. The Board has determined that, except Douglas R. Young and Syed Zaidi, who are executive officers of the Company, each of the current directors has no material relationship with NeoMagic Corporation (either directly or as a partner, stockholder or officer of an organization that has a material relationship with NeoMagic Corporation) and is independent within the meaning of the applicable rules of the Commission and the listing standards of the NASDAQ Global Market.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board. All of the committee charters are available on NeoMagic Corporation’s website at http://www.neomagic.com/about/corporate_governance.asp. Membership on these committees is limited to independent non-employee directors.

Audit Committee

The current members of the Audit Committee are Mr. Valenzuela, Dr. Gupta and Mr. Stork. Each member of the Audit Committee is “independent” under the NASDAQ rules for audit committee member qualifications. Mr. Valenzuela serves as Chair of the Audit Committee and fulfills the Audit Committee financial expert role as defined in Item 407(d)(5)(ii) of Regulation S-K. The functions of the Audit Committee include reviewing NeoMagic’s auditing, accounting, financial reporting and system of internal controls, overseeing the work of the independent registered public accounting firm, and approving audit and non-audit services provided by the independent registered public accounting firm. During the fiscal year ended January 28, 2007, the Audit Committee met four times. Additional information relating to the Audit Committee appears below under the heading “Audit Committee Report”.

Compensation Committee

The Compensation Committee currently consists of Mr. Stork, Dr. Gupta and Mr. Valenzuela. Mr. Stork is Chair of the Compensation Committee. The Committee is responsible for determining the compensation of the chief executive officer (the “CEO”) without management present. With respect to the compensation of the other executive officers and vice presidents (the “Executives”), the CEO provides input and makes recommendations to the Committee, but the Committee decides the compensation to be paid to such Executives.

The Compensation Committee is also responsible for administering our stock plans and other incentive plans, except to the extent those responsibilities have been retained by the board. See “Compensation Committee Report” below. During the last fiscal year, the Compensation Committee met once. Many functions of the Compensation Committee were performed by the Board of Directors acting as a committee of the whole.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Dr. Gupta, Mr. Stork and Mr. Valenzuela. The functions of the Nominating and Corporate Governance Committee include assisting the Board by identifying prospective director nominees and recommending to the Board the director nominees for the next annual meeting of stockholders, developing and recommending to the Board the governance principles applicable to the Company, overseeing the evaluation of the Board, and recommending to the Board director nominees for each committee. During the last fiscal year, the Nominating and Corporate Governance Committee did not meet. Functions of the Nominating and Corporate Governance Committee were performed by the full Board of Directors.

Director Qualifications

The Nominating and Corporate Governance Committee (or, during fiscal 2007, the Board) utilizes a variety of methods for identifying and evaluating candidates for director. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee (or the Board) considers many factors, including issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like. It evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee (or the Board) also considers each individual candidate in the context of the current perceived needs of the Board as a whole. While no specific minimum qualifications for director candidates have been established, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee (or the Board) regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee (or the Board) considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee (or the Board), and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board. In evaluating such recommendations, the Nominating and Corporate Governance Committee considers the qualifications discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Mr. Brett Moyer and Mr. Syed Zaidi were recommended for appointment to the Board by Douglas Young, the Company’s Chief Executive Officer.

Stockholder Proposals

For stockholder proposals to be considered for possible inclusion in our 2008 proxy statement, the written proposal must be received by our Corporate Secretary, at our corporate offices at 3250 Jay Street, Santa Clara, California 95054, no later than February 8, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of stockholder proposals in our proxy statement is instead a reasonable time before NeoMagic begins to print and mail its proxy materials. All stockholder proposals will also need to comply with SEC regulations, in particular Rule 14a-8 under the Securities Exchange Act of 1934, regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates

A stockholder may propose director candidates for consideration by submitting them to the Board’s Nominating and Corporate Governance Committee. Such proposals should be sent directly to the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, NeoMagic Corporation, 3250 Jay Street, Santa Clara, CA 95054. In addition, the stockholder must give notice to the Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such nomination should include the following:

(1)	nominee’s name, age, nationality, business and residential address;

(2)	nominee’s principal occupation and employment;

(3)	the class and number of shares of stock of the Company owned beneficially or of record by nominee; and

(4)	any other information required to be disclosed in the proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or proposal is being made:

(1)	their names and addresses;

(2)	the class and number of shares of stock of the Company owned beneficially and of record by them;

(3)	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are being made;

(4)	a representation that they intend to appear in person or by proxy at the at the annual meeting to nominate the person named in the notice;

(5)	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

(6)	any other information that would be required to be included in the proxy statement.

If such stockholder director nomination is made in accordance with instructions set forth above, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board of Directors shall make the final determination whether or not a nominee will be included in the proxy statement and card for election.

Stockholder Communications with the Board

Stockholders and interested parties may communicate with the board of directors or any individual director by writing to them by mail c/o NeoMagic Corporation, 3250 Jay Street, Santa Clara, CA 95054. The Chief Executive Officer or the Chief Financial Officer will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is directed. The Chief Executive Officer and the

Chief Financial Officer review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for board attention, such individuals will direct such communication to the appropriate department.

Policy on Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of NeoMagic Corporation stockholders. At the annual meeting of stockholders held on July 12, 2006, Mr. Young was the only director who attended.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that is applicable to its directors, officers, and employees. The Code of Ethics is available on the Company’s website at www.neomagic.com.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of our financial reporting, internal control, and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 28, 2007 with our management and management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Stonefield Josephson, Inc., the Company’s independent registered public accounting firm for the fiscal year ended January 28, 2007, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (SAS 61, Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Stonefield Josephson, Inc. as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2007 filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the Board of Directors of NeoMagic Corporation.

Steve Valenzuela, Chairman

Anil Gupta

Carl Stork

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Administration and Oversight

The Compensation Committee is comprised solely of independent directors. The responsibilities of the Compensation Committee include an annual review of our chief executive officer (the “CEO”) and the other executive officers of the Company in relation to their performance and establishing (a) their annual base salary, (b) their annual incentive bonus, including the specific goals and amount, (c) their equity compensation, (d) their employment agreements, severance arrangements, and change-in-control agreements/provisions, and (e) any other benefits, compensation or arrangements. Compensation for the CEO is determined without the CEO present. For the compensation to other executive officers, the CEO provides input and makes recommendations to the Compensation Committee, but the Compensation Committee decides the compensation to be paid. The Compensation Committee also reviews its own performance on an annual basis and makes a recommendation to the full board with regards to the board’s compensation, including retainer, meeting fees, and stock grants. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. During fiscal 2007, no external consultants were retained to participate in the determination of executive or director compensation.

Executive Compensation Objectives and Policies

The Company’s compensation programs and policies applicable to its executive officers are administered by either the Compensation Committee or the Board of Directors. The Compensation Committee may, from time to time, include Douglas Young, CEO and President, in its meetings. Mr. Young provides the Compensation Committee with valued criteria the Compensation Committee deems pertinent when establishing performance goals and objectives for executive officers. The Compensation Committee meets without the chief executive officer when the Compensation Committee sets the personal goals and objectives of the chief executive officer. The principal objective of our compensation programs is to attract, retain and motivate highly talented individuals who will deliver competitive financial returns to our stockholders in the short-term, while accomplishing our long-term plans and goals. We believe that this philosophy should apply to all our employees, with a more significant level of variability and compensation generally at risk as an employee’s level of responsibility increases.

Compensation Philosophy

The Board of Directors has adopted a management compensation program based on the following compensation principles:

•	The Company provides the level of total compensation necessary to attract and retain the best executives in its industry.

•	Compensation is linked to performance and to the creation of stockholder value.

•	Compensation balances rewards for short-term versus long-term results.

•	Compensation programs include features that encourage executives to make a long-term career commitment to the Company and its stockholders.

•	Plans include measurements based on continuous growth and performance relative to peer companies.

We believe that our compensation should be designed to reward performance, both individual and corporate. With satisfactory corporate performance, we attempt to deliver a competitive reward package comprised of base pay, variable pay, long-term incentives and other benefits.

Compensation Methodology

The Company strives to provide a comprehensive executive compensation program that is both innovative and competitive, in order to attract and retain superior executive talent. Each year the Compensation Committee of the Board of Directors or the Board of Directors reviews market data and assesses the Company’s competitive position in each component of executive compensation, including base salary, annual incentive compensation and long-term incentives. Market data may be provided by outside consultants or the Company’s Human Resources department.

The descriptions below of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility or unique skills of the executives.

Components of Compensation

The Company’s basic compensation package for executive officers consists of three elements: (i) base salary; (ii) annual incentive compensation; and (iii) long-term incentives in the form of stock options granted pursuant to the Company’s stock plans. Certain executive officers also have change-in-control and severance agreements. See “Employment Agreements” below. Other elements of compensation include an employee stock purchase plan, a defined contribution 401(k) plan and medical and life insurance benefits, all of which are available to employees generally.

Each element of compensation has a different purpose. Salary is intended to provide a baseline amount of regularly paid cash compensation that is sufficiently competitive to attract and retain executives. Cash incentive payments are mainly designed to reward past performance that is over and above the baseline on a periodic (typically annual) basis. Stock options are primarily designed to provide a strong incentive for superior long-term future performance and are directly linked to stockholders’ interests because the value of the awards will increase or decrease based upon the future price of the Company’s Common Stock.

Base Salary

Base salaries for fiscal 2007 were determined by the Board of Directors. The Board of Directors reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Board of Directors takes into consideration the overall performance of the Company, the Chief Executive Officer’s evaluation of individual executive officer performance, the level of expertise, responsibility and experience of executives and from time-to-time independent compensation surveys, such as the Radford Survey for High Technology Companies. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made in conjunction with the Chief Executive Officer.

The Board of Directors independently determines the base salary for the Chief Executive Officer by: (i) examining the Company’s performance against its preset goals, (ii) examining the Company’s performance within the semiconductor industry, (iii) evaluating the overall performance of the Chief Executive Officer, and (iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor industry. In May 2006, the Company entered into employment agreements with the Chief Executive Officer and Chief Financial Officer due to the critical nature of their positions.

Annual Incentive Compensation

Annual incentive compensation consists of a cash-based bonus program. The annual incentive compensation provides for payment of cash bonuses to executive officers that are directly related to the gross revenues of the Company, as well as accomplishing specific milestone achievements, such as production-related events.

The table below sets forth (i) the name of each executive officer of the Company who had a Bonus Agreement with the Company that was effective on July 30, 2006 and (ii) the maximum amount that each such executive officer could receive pursuant to the Bonus Agreement should such executive officer meet all the performance targets for such executive officer set forth in his individual Bonus Agreement

Name	Maximum Amount payable under the Bonus Agreement
Doug Young	$75,000
Scott Sullinger	$40,000
Syed Zaidi	$40,000
Deepraj Puar	$30,000

In addition, the Board of Directors from time to time may authorize the Company to pay individuals a discretionary bonus based on the individual employee’s overall performance.

Because the specified performance goals for fiscal 2007 were not met, the Board approved no incentive compensation for the executive officers for fiscal year 2007. However, Douglas R. Young was awarded a $30,000 bonus for the fiscal year ended January 29, 2006, which was paid in fiscal year ended January 28, 2007. Syed Zaidi received a $1,000 net of tax bonus in recognition of his contributions for a patent issuance.

Stock Options

Long-term incentives are provided through stock option grants to employees, including the Named Executive Officers. The number of shares subject to each stock option grant is based on the employee’s current and anticipated future performance and ability to affect achievement of strategic goals and objectives. The Company grants options in order to directly link a significant portion of each employee’s total compensation to the long-term interests of stockholders. Since options are generally granted at the fair market value of the Company’s Common Stock and vest over a multi-year period, employees will only receive value from the options to the extent that they remain employed by the Company and the Company’s Common Stock price increases during the term of the options, thus generating returns for both stockholders and executives.

In the fiscal year ended January 28, 2007, all stock options granted to employees had an exercise price equal to the closing price of the common stock on Nasdaq on the date of the grant, which was the date that the Compensation Committee took action to grant the options. The Board believes these option grants were essential to enable it to retain and attract its workforce. The Compensation Committee from time to time grants options with a future grant date and an exercise price equal to the future grant date fair market value.

Other Benefits

We do not have any special benefit programs for our executive officers. Like all of our full-time employees, our executives are eligible to participate in our employee stock purchase plan, our 401(k) plan, and other health and welfare insurance programs. We believe we offer a competitive package of health and welfare programs.

Retention Bonus Arrangements

On January 13, 2006, the Company entered into retention bonus agreements with Douglas Young and Scott Sullinger in recognition of their value and importance to the success of the Company. Under the agreements, if the officer left the Company before July 1, 2006, the officer was required to repay the bonus to the Company. If the officer remained at the Company through July 1, 2006, the officer’s obligation to repay the bonus terminated. The amounts of retention bonuses awarded are included in the “Bonus” column of the Summary Compensation Table.

Employment Agreements

We currently have employment agreements with Douglas Young and had an employment agreement with Scott Sullinger as of January 28, 2007. We discuss these employment agreements, along with their severance and change in control provisions, below.

The Company is party to an employment agreement with Mr. Young, its President and Chief Executive Officer. Pursuant to the agreement, dated May 1, 2006, Mr. Young serves on an “at-will” basis and is entitled to receive an annual base salary of $260,000, subject to annual review by the Compensation Committee. Mr. Young is also eligible to receive bonuses in such amounts and based upon such performance criteria as the Compensation Committee of the Board determines in its discretion following consultation with Mr. Young. Mr. Young is also entitled to receive stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time, at the discretion of the Compensation Committee. In addition, the Agreement entitles Mr. Young to receive a lump-sum payment upon a change of control equal to twelve (12) months’ base salary and to participate in 401(k) retirement, deferred compensation, and life, medical, dental, disability and other welfare benefit plans maintained by the Company.

The Agreement provides for certain severance payments and benefits to Mr. Young in the event of termination. If Mr. Young’s employment with the Company is terminated by the Company for any reason other than “cause”, death, or disability, or if Mr. Young resigns from his employment for “good reason”, he shall generally be entitled to (A) a lump-sum payment in an amount equal to six months of base salary, (B) Company-paid coverage for Mr. Young and his eligible dependents under the Company’s benefit plans for 12 months following such termination, and (C) up to six months to exercise any options he holds to purchase vested shares under the Company’s then current equity plans. If Mr. Young’s employment with the Company is terminated for cause, death or disability then (A) all payments of compensation will terminate, (B) all vesting will terminate immediately with respect to Mr. Young’s outstanding equity awards, and (C) Mr. Young will be eligible for severance benefits in accordance with the Company’s established policies for such type of termination, if any, as then in effect. If Mr. Young’s employment is terminated by the Company or its successors without “cause” or Mr. Young terminates his own employment for “good reason” following or in connection with a Change in Control, including but not limited to, a termination within 60 days of such Change in Control, the Agreement provides for the same severance payments described above, except that in lieu of a lump-sum severance payment equal to six months’ base salary, he will receive a lump-sum payment in an amount equal to twelve (12) months’ base salary and all of his outstanding equity awards will vest in full. All of the severance payments and benefits are conditioned on Mr. Young signing a general release of claims against the Company. Mr. Young is subject to non-competition covenants for one year following his termination of employment for any reason.

The Company was party to an employment agreement with Mr. Sullinger, its then Vice President, Finance and Chief Financial Officer, prior to his resignation and termination in March 2007. Pursuant to the agreement, dated May 1, 2006, Mr. Sullinger served on an “at-will” basis and was entitled to receive an annual base salary of $225,000, subject to annual review by the Compensation Committee. Mr. Sullinger was also eligible to receive bonuses in such amounts and based upon such performance criteria as the Compensation Committee of the Board determined in its discretion following consultation with Mr. Sullinger. Mr. Sullinger was also entitled to receive stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Company had in effect from time to time, at the discretion of the Compensation Committee. In addition, the agreement entitled Mr. Sullinger to receive a lump-sum payment upon a change of control equal to twelve (12) months’ base salary and to participate in 401(k) retirement, deferred compensation, and life, medical, dental, disability and other welfare benefit plans maintained by the Company.

The Agreement provides for certain severance payments and benefits to Mr. Sullinger in the event of termination. If Mr. Sullinger’s employment with the Company is terminated by the Company for any reason other than “cause” death, or disability, or if Mr. Sullinger resigns from his employment for “good reason” he shall generally be entitled to (A) a lump-sum payment in an amount equal to six months of base salary,

(B) Company-paid coverage for Mr. Sullinger and his eligible dependents under the Company’s benefit plans for 12 months following such termination, and (C) up to six months to exercise any options he holds to purchase vested shares under the Company’s then current equity plans. If Mr. Sullinger’s employment with the Company is terminated for cause, death or disability then (A) all payments of compensation will terminate, (B) all vesting will terminate immediately with respect to Mr. Sullinger’s outstanding equity awards, and (C) Mr. Sullinger will be eligible for severance benefits in accordance with the Company’s established policies for such type of termination, if any, as then in effect. If Mr. Sullinger’s employment is terminated by the Company or its successors without “cause” or Mr. Sullinger terminates his own employment for “good reason” following or in connection with a Change in Control, including but not limited to, a termination within 60 days of such Change in Control, the Agreement provides for the same severance payments described above, except that in lieu of a lump-sum severance payment equal to six months’ base salary, he will receive a lump-sum payment in an amount equal to nine (9) months’ base salary and all of his outstanding equity awards will vest in full. All of the severance payments and benefits are conditioned on Mr. Sullinger signing a general release of claims against the Company. Mr. Sullinger is subject to non-competition covenants for one year following his termination of employment for any reason.

The term “Change in Control” means the occurrence of any of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)	the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

The term “Cause” for purposes of these agreements means:

(i)	the willful failure by Employee to substantially perform Employee’s material duties under this Agreement other than a failure resulting from the Employee’s Disability,

(ii)	Employee’s conviction of or plea of nolo contendere to the commission of any felony or gross misdemeanor, but only if such event significantly harms the Company’s reputation or business;

(iii)	any fraud, misrepresentation or gross misconduct by Employee that is materially injurious to the Company;

(iv)	a material and willful violation by Employee of a federal or state law or regulation applicable to the business of the Company which is materially injurious to the Company, and

(v)	Employee’s willful breach of a material provision of this Agreement. The Company will not terminate Employee’s employment for Cause without first providing Employee with written notice specifically identifying the acts or omissions constituting the grounds for a Cause termination and, with respect to clauses (i), (iii) and (v), a reasonable cure period of not less than thirty (30) business days following such notice. No act or failure to act by Executive will be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Company’s best interest, as determined by the Company’s Board of Directors.

The term “Good Reason” for purposes of these agreements means Employee’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without the Employee’s consent:

(i)	the assignment to Employee of any duties, or the reduction of the Employee’s duties, either of which results in a material diminution of the Employee’s position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; provided, however, that a reduction in position or responsibilities solely by virtue of a Change in Control shall not constitute “Good Reason” unless such reduction results in the removal of Employee from the most senior management position of the Company’s business;

(ii)	a reduction of more than ten percent of Employee’s Base Salary in any one year;

(iii)	the relocation of Employee to a facility that is more than twenty-five (25) miles from Employee’s current location;

(iv)	the failure of the Company to obtain assumption of this Agreement by any successor; and

(v)	the willful breach by the Company of a material provision of this Agreement. Employee will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Section 162(m) Policy

It is the Company’s policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company’s 2003 Stock Plan and the annual incentive bonus programs are generally structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible. In particular, the discretionary bonuses paid during fiscal 2007 to executive officers were not performance-based. In addition, any below market option will not qualify as performance-based compensation. Because no executive officer’s compensation exceeded $1 million in fiscal 2006, the Company did not lose any tax deductions under Section 162(m).

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the Company’s current and former executive officers listed in the table (the “Named Executive Officers”) for the fiscal year ended January 28, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (1)	Total ($)
Douglas R. Young President and Chief Executive Officer	2007	$260,000	$30,000	$122,247	0	$21,821	$434,068
Scott Sullinger Former Vice President Finance and Chief Financial Officer (2)	2007	$225,000	0	$80,254	0	$4,429	$309,683
Syed Zaidi Chief Operating Officer (3)	2007	$220,000	$1,556	$98,371	0	$13,630	$333,557
Deep Puar Vice President, Operations	2007	$217,308	0	$135,477	0	$21,863	$374,648
Jeffrey Blanc (4) Vice President, Worldwide Sales and Corporate Communications	2007	$114,794	0	$11,934	0	$14,655	$141,383

(1)	Includes premiums paid for health and life insurance and health club subsidies.

(2)	Mr. Sullinger resigned from his position in March 2007. All Other Compensation includes the following:

(3)	All Other Compensation includes the following:

(4)	Mr. Blanc resigned from his position in August 2006. All Other Compensation includes vacation payout, severance pay and health benefit payments.

(5)	Represents the dollar amount recognized by the Company for financial reporting purposes under FAS 123R, disregarding forfeitures. Assumptions made are disclosed in the Notes to the Consolidated Financial Statements in the Form 10-K for the fiscal year ended January 28, 2007.

Stock Awards

There were no grants or vesting of stock awards made by the Company to any Named Executive Officer during the fiscal year ended January 28, 2007, and there were no unvested stock awards outstanding at fiscal 2007 year end.

Grants of Option Awards

We currently award stock options under our 2003 Stock Plan and 1998 Stock Option Plan. The 2003 Stock Plan was approved by stockholders. The 1998 Stock Option Plan was not required to be approved by stockholders. Beginning with fiscal year 2004, as a result of regulatory changes, all material changes to both plans require stockholder approval. The Compensation Committee issued stock options in May 2006 as part of the Company’s annual stock option grant. Additional stock options were issued in December 2006 in lieu of increases in salary. All options granted to Named Executive Officers during fiscal 2007 were granted under the 2003 Stock Plan. The stock options are intended to align the interest of the executive officers with those of stockholders. The stock options are also designed to attract and retain the Named Executive Officers, and to motivate them to achieve the corporate objectives. A Named Executive Officer generally forfeits any unvested stock option upon ceasing employment.

The following tables provide information concerning options to purchase the Company’s Common Stock granted to, held by or exercised by each of the Named Executive Officers during the fiscal year ended January 28, 2007.

Grants of Plan-Based Awards

For Fiscal Year Ended January 28, 2007

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ per share) (1)	Grant Date Fair Value of Stock and Option Awards (2)
Douglas R. Young	05/10/2006	-0-	60,000	$4.83	$217,800
	12/18/2006	-0-	45,000	$6.56	$212,796
Scott Sullinger	05/10/2006	-0-	55,000	$4.83	$199,650
	12/18/2006	-0-	40,000	$6.56	$189,152
Syed Zaidi	05/10/2006	-0-	40,000	$4.83	$145,200
	12/18/2006	-0-	70,000	$6.56	$331,016
Deepraj Puar	05/10/2006	-0-	25,000	$4.83	$90,750
	12/18/2006	-0-	35,000	$6.56	$165,508
Jeffrey Blanc	05/10/2006	-0-	35,000	$4.83	$127,050

(1)	The exercise price of all options was equal to the closing market price on the date of grant.

(2)	Represents the full grant date fair value, as determined under FAS 123R, of the option without regard to vesting.

Outstanding Equity Awards at January 28, 2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Douglas Young	14,867	23,333	(6)		$2.15	5/4/2015
	34,999	45,001	(7)		$2.40	4/21/2015
	16,000	0	(3)		$4.65	1/26/2015
	10,000	50,000	(4)		$4.83	5/10/2012
	938	44,062	(5)		$6.56	12/18/2012
	16,000	0	(3)		$21.50	2/2/2014
Scott Sullinger (1)	6,000	18,125	(8)		$2.05	5/18/2015
	9,167	45,833	(4)		$4.83	5/10/2012
	10,000	0	(3)		$5.10	12/8/2014
	833	39,167	(5)		$6.56	12/18/2012
Syed Zaidi	10,000	0	(3)		$1.35	3/15/2007
	7,500	15,708	(8)		$2.05	5/18/2015
	6,667	33,333	(4)		$4.83	5/10/2012
	10,000	0	(3)		$5.00	5/30/2010
	1,458	68,542	(5)		$6.56	12/18/2012
	20,000	0	(3)		$12.90	11/6/2013
	14,600	0	(3)		$13.95	9/18/2013
	20,000	0	(3)		$14.85	5/30/2010
	20,000	0	(3)		$16.00	5/15/2012
Deepraj Puar	5,738	0	(3)		$1.35	3/15/2007
	4,875	15,708	(8)		$2.05	5/18/2015
	1,667	1,000	(9)		$2.75	7/22/2015
	4,167	20,833	(4)		$4.83	5/10/2012
	729	34,271	(5)		$6.56	12/18/2012
	20,000	0	(3)		$12.90	11/6/2013
	36,000	0	(3)		$13.95	9/18/2013
	15,000	0	(3)		$16.00	5/15/2012
	14,001	0	(3)		$16.10	8/15/2010
Jeffrey Blanc (2)	—	0		$

(1)	Any outstanding options held by Mr. Sullinger that are not exercised by June 6, 2007 will be cancelled.

(2)	All of Mr. Blanc’s unexercised outstanding options were cancelled on November 9, 2006 and November 11, 2006 in connection with his termination on August 11, 2006.

(3)	These options are fully vested as of January 28, 2007.

(4)

These options represent option awards made in fiscal 2007. The options vest at the rate of 1/48th monthly beginning on June 10, 2007 and continuing monthly thereafter until May 10, 2010. The options have a life of 6 years from the date of grant.

(5)

These options represent option awards made in fiscal 2007. The options vest at the rate of 1/48th monthly beginning January 18, 2007 and continuing monthly thereafter until December 18, 2010. The options have a life of 10 years from the date of grant.

(6)

These options represent option awards made in fiscal 2006. The options vest at the rate of 1/48th monthly beginning June 5, 2005 and continuing monthly thereafter until May 5, 2009. The options have a life of 10 years from the date of grant.

(7)

These options represent option awards made in fiscal 2006. The options vest at the rate 25% on the first anniversary of the grant date and 1/48th monthly thereafter. The initial vest day was April 21, 2006 and the options are fully vested on April 21, 2009. The options have a life of 10 years from the date of grant.

(8)

These options represent option awards made in fiscal 2006. The options vest at the rate of 1/48th monthly beginning June 30, 2005, and continuing monthly thereafter until May 31, 2009. The options have a life of 10 years from the date of grant.

(9)

These options represent option awards made in fiscal 2006. The options vest at the rate of 1/24th monthly beginning August 22, 2005, and continuing monthly thereafter until July 22, 2007. The options have a life of 10 years from the date of grant.

Option Exercises and Stock Vested For Fiscal Year Ended January 28, 2007

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Douglas R. Young	4,300	$14,145
Scott Sullinger	1,500	$4,050
Syed Zaidi	—	—
Deepraj Puar	6,387	$21,573
Jeffrey Blanc	5,000	$8,487

Pension Benefits

The Company does not have any pension benefit plans that are required to be reported.

Nonqualified Deferred Compensation

The Company does not have any nonqualified deferred compensation plans that are required to be reported.

Potential Payments upon Termination of Employment or Change of Control

In the tables below, we summarize the estimated payments that would be made to each of our Named Executive Officers upon a termination of employment in various circumstances. The actual amounts to be paid can only be determined at the time of a change in control or executive’s termination.

Date of Triggering Event: The table assumes that any triggering event (i.e. termination, resignation, Change in Control, death or disability) took place on January 28, 2007 with base salaries in effect at the end of fiscal year 2007 being used for purposes of any severance payout calculation except as noted.

Price Per Share of Common Stock: Calculations requiring a per share stock price are made on the basis of the closing price of $4.34 per share of our common stock on the Nasdaq Global Select Market on January 26, 2007, the last trading day of our fiscal year ending January 28, 2007.

Equity Acceleration upon a Change of Control or Merger: The Board of Directors of the Company, in its discretion, can provide for acceleration of the vesting of all other outstanding options or awards at any time, including upon a Change of Control.

Under the 2003 Stock Plan, the 1998 Nonstatutory Stock Option Plan, and the 1993 Stock Option Plan, upon a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. The Board of Directors, in its sole discretions, may authorize any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto.

“Cause,” for purposes of the Company’s agreements with Douglas Young and Scott Sullinger, means:

(i)	the willful failure by Employee to substantially perform Employee’s material duties under this Agreement other than a failure resulting from the Employee’s Disability,

(ii)	Employee’s conviction of or plea of nolo contendere to the commission of any felony or gross misdemeanor, but only if such event significantly harms the Company’s reputation or business;

(iii)	any fraud, misrepresentation or gross misconduct by Employee that is materially injurious to the Company;

(iv)	a material and willful violation by Employee of a federal or state law or regulation applicable to the business of the Company which is materially injurious to the Company, and

(v)	Employee’s willful breach of a material provision of this Agreement. The Company will not terminate Employee’s employment for Cause without first providing Employee with written notice specifically identifying the acts or omissions constituting the grounds for a Cause termination and, with respect to clauses (i), (iii) and (v), a reasonable cure period of not less than thirty (30) business days following such notice. No act or failure to act by Executive will be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Company’s best interest, as determined by the Company’s Board of Directors.

“Change in Control,” for purposes of the Company’s agreements with Douglas Young and Scott Sullinger, means:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)	the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

The table below presents estimates of the amounts of compensation payable to each Named Executive Officer with whom the Company has an employment agreement containing provisions with respect to a change in control and termination of the executive. For a description of these agreements, see “Compensation Discussion and Analysis—Employment Agreements.” The Company provides a standard severance package to all employees, including the Named Executive Officers, upon termination.

	Douglas Young				Scott Sullinger
	Termination				Termination
	Change in Control	Without Cause or For Good Reason	With Cause or Due to Death or Disability (3)	Following Change in Control	Change in Control	Without Cause or For Good Reason	With Cause or Due to Death or Disability (3)	Following Change in Control
UNEARNED COMPENSATION (payment contingent on termination)
Cash Severance	$260,000	$130,000	$20,000	$260,000	$112,500	$168,750	$17,308	$168,750
Equity
Acceleration of Vesting of Unexercisable Options (1)	489,030	—	—	489,030	—	372,958	—	372,958
Total	489,030	—	—	489,030	—	372,958	—	372,958
Benefits—Health (2)	26,145	26,145	3,586	26,145	5,616	5,616	770	5,616
Total	$775,175	$156,145	$23,586	$775,175	$118,116	$547,324	$18,078	$547,324

(1)	Unexercisable option amounts are based upon option vesting acceleration FAS 123(R) expense. As of January 26, 2007, the fair market value of the common stock was $4.34 per share, and the potential gain on accelerated vesting of options based on intrinsic value was $138,401 and $41,506 for Messrs. Young and Sullinger, respectively.

(2)	Health includes health, dental, vision, and life.

(3)	Payments made for termination with cause are standard Company severance payments that are paid to all employees.

Director Compensation For Fiscal Year Ended January 28, 2007

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Brian Dougherty (3)	5,500	0	1,571	0	0	0	7,071
Dr. Anil Gupta	34,500	0	49,685	0	0	0	84,185
Brett Moyer (4)	0	0	0	0	0	0	0
Carl Stork	35,500	0	49,685	0	0	0	85,185
Steve Valenzuela	43,500	0	28,524	0	0	0	72,024
Douglas Young (5)	0	0	0	0	0	0	0
Syed Zaidi (6)	0	0	0	0	0	0	0

(1)	This column includes annual retainer and meeting fees earned in fiscal 2007 regardless of when paid.

(2)

This column includes the compensation cost recognized for financial statement reporting purposes under FAS 123(R) for fiscal year 2007 with respect to stock options that vested in fiscal 2007. The expense is based upon a Black-Scholes model amortized over the vesting period of the options (excluding estimated forfeiture adjustments). We have described the assumptions made in this valuation in the Form 10-K for the year ended January 28, 2007. The total FAS 123 (R) grant date value of options granted in fiscal year 2007 without regard to vesting for each of the then incumbent non-employee directors was $141,302 each. Mr. Dougherty did not receive a stock option grant in fiscal year 2007. At fiscal year end, options to purchase the indicated number of shares were outstanding and held by each director: Dougherty, 0; Gupta, 87,641; Moyer, 0; Stork, 83,666; Valenzuela, 52,083; Young, 255,200; and Zaidi, 227,808.

(3)	Mr. Dougherty resigned from the Board of Directors effective March 21, 2006.

(4)	Mr. Moyer was appointed to the Board of Directors effective March 5, 2007.

(5)	Mr. Young is a Named Executive Officer and his compensation is set forth in the Summary Compensation Table. Mr. Young did not receive any additional compensation in connection with his service as a director.

(6)	Mr. Zaidi was appointed to the Board of Directors effective February 23, 2007. Mr. Zaidi is a Named Executive Officer and his compensation is set forth in the Summary Compensation Table. Mr. Zaidi did not receive any additional compensation in connection with his service as a director.

Directors of the Company who are not also employees of the Company receive a quarterly retainer of $4,000 for service on the Board. Directors of the Company who serve on the Audit Committee receive a quarterly retainer of $2,000 and the Chair of the Audit Committee receives a supplementary $2,000 quarterly retainer. In addition, each non-employee director receives $1,000 for each Board meeting attended in person and $500 per meeting attended telephonically. Directors are not compensated for attendance at committee meetings other than the Audit Committee. The Company also reimburses the directors for their reasonable out-of-pocket expenses related to their attendance at Board and all committee meetings.

The non-employee directors are entitled to receive stock option grants under the provisions of the Company’s 2003 Stock Plan [and its predecessor. A non-employee director joining the Board for the first time is granted an option to purchase 20,000 shares. The exercise price for nonstatutory options granted to non-employee directors is the closing price per share of common stock on Nasdaq on the date of grant. In addition, discretionary stock options are annually granted to non-employee directors. During fiscal 2007, each of the non-employee directors, Messrs. Gupta, Stork, and Valenzuela, were granted options to purchase 15,000 and 20,000 shares that vest at the rate of 1/24th monthly for two years and had an exercise price equal to $4.83 and $6.56, respectively, the closing price per share on the date of grant. The terms of the options granted may not exceed ten years. All options granted will vest according to their individual vesting period subject to such member’s continued service as a director of the Company. Upon a merger of the Company with or into another corporation or a “change of control” of the Company, excluding a financing, all options granted to non-employee members of the Board of Directors will vest in full.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors. No current or past executive officer or employee serves on our Compensation Committee. There are no Compensation Committee interlocks.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. In reliance on the discussion with management, the Compensation Committee recommended to the Board of Directors (and the Board approved) that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement for the year ended January 28, 2007 and this proxy statement filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors of NeoMagic Corporation.

Carl Stork, Chairman

Anil Gupta

Steve Valenzuela

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended January 28, 2007 is being furnished to stockholders concurrently herewith.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. For a description of the advance notice requirements for stockholder business, see “Annual Meeting of Stockholders – Deadline for Receipt of Proposals or Nominations by Stockholder.” No stockholder provided such advance notice. Accordingly, no other substantive business may be brought before the Annual Meeting by a stockholder.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael J. Danaher Michael J. Danaher
Secretary

Santa Clara, California

May 29, 2007

APPENDIX A

NEOMAGIC CORPORATION

2006 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2006 Employee Stock Purchase Plan of NeoMagic Corporation

1.     Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.	Definitions.

(a) “Administrator” means the Board or any committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23 hereof), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means NeoMagic Corporation, a Delaware corporation.

(g) “Compensation” means an Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code.

(k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(l) “Enrollment Date” means the first Trading Day of each Offering Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(n) “Exercise Date” means the last Trading Day prior to the commencement of the June and December Offering Period commencement dates each year. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during an Offering Period.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Administrator.

(p) “Offering Periods” means the period of time the Administrator may determine prior to Enrollment Date, for options to be granted on such Enrollment Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately twenty-four (24) months, commencing on the first Trading Day on or after the second Friday in June and December of each year and terminating on the last Trading Day prior to the June and December Offering Period commencement date approximately twenty-four (24)months later. The Administrator may change the duration and timing of Offering Periods pursuant to Section 4 of this Plan.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2006 Employee Stock Purchase Plan.

(s) “Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless and until the Administrator provides otherwise, the Purchase Period will mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(t) “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will equal eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, provided however; that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(v) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

3.	Eligibility.

(a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.      Offering Periods. The Plan will be implemented by consecutive overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after the second Friday in June and December of each year and terminating on the last Trading Day prior to the Offering Period commencement date approximately twenty-four (24) months later, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.      Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3(a) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6.	Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each payday during the Offering Period in an amount of at least one percent (1%) up to (and not exceeding) ten percent (10%) of the Compensation which he or she receives on each such payday. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions authorized by a participant will commence on the first payday following the Enrollment Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Purchase or Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Purchase or Offering Period, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7.      Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a participant be permitted to purchase during each Purchase Period more than ten thousand (10,000) shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of such Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.	Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.      Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10.	Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest.	No interest will accrue on the payroll deductions of a participant in the Plan.

13.	Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 100,000 shares of Common Stock, plus the number of Shares which have been reserved but not issued under the Company’s 1997 Employee Stock Purchase Plan (the “1997 ESPP”) as of December 9, 2006.

(b) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration. The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

15.	Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an

Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.

16.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17.    Use of Funds. The Company may use all payroll deductions received or held by the Company under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares.

18.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.	Adjustments, Dissolution, Liquidation or Change of Control.

(a) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change of Control.    In the event of a Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company’s proposed Change of Control. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20.	Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123R, including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

24.    Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

APPENDIX B

NEOMAGIC CORPORATION

2003 STOCK PLAN

(1) Purposes of the Plan. The purposes of this 2003 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Stock Appreciation Rights may also be granted under the Plan.

(2) Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means NeoMagic Corporation, a Delaware corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Inside Director” means a Director who is an Employee.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Optioned Stock” means the Common Stock subject to an Option, Stock Purchase Right or Stock Appreciation Right.

(w) “Optionee” means the holder of an outstanding Option, Stock Purchase Right or Stock Appreciation Right granted under the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Plan” means this 2003 Stock Plan.

(aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan or Shares of restricted stock issued pursuant to an Option.

(bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(dd) “SAR Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee) “Stock Appreciation Right” or “SAR” means an award that pursuant to Section 12 is designated as a SAR.

(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,537,811 Shares plus (a) any Shares which have been reserved but not issued under the Company’s Amended 1993 Stock Plan (the “1993 Plan”) as of the date of stockholder approval of this Plan and (b) any Shares returned to the 1993 Plan as a result of termination of options or repurchase of Shares issued under the 1993 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, the Company may not grant more than 20% of the total Shares reserved for issuance hereunder pursuant to Options, Stock Purchase Rights or Stock Appreciation Rights that have a per share exercise or purchase price that is less than Fair Market Value on the date of grant.

If an Option, Stock Purchase Right or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or right, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares will become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options, Stock Purchase Rights and Stock Appreciation Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option, Stock Purchase Right and Stock Appreciation Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Purchase Right or Stock Appreciation Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right or Stock Appreciation Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Option, Stock Purchase Right or Stock Appreciation Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or Stock Appreciation Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, Stock Purchase Right or Stock Appreciation Right previously granted by the Administrator;

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Optionees and any other holders of Options, Stock Purchase Rights or Stock Appreciation Rights.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option will be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option, Stock Purchase Right or Stock Appreciation Right will confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations will apply to grants of Options:

(i) No Service Provider will be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 200,000 Shares, which will not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8. Term of Option. The term of each Option will be stated in the Option Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the

Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder will be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Optionee’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Optionee’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Optionee does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following Optionee’s death. Unless otherwise provided by the Administrator, if at the time of death Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Stock Appreciation Rights. Each SAR grant will be evidenced by a SAR Agreement that will specify the terms of the SAR, the conditions of exercise, the expiration date, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, the rules of Sections 9(c) and 10 of the Plan also will apply to SARs. Upon exercise of a SAR, an Optionee will be entitled to receive a payment from the Company (at the discretion of the Administrator, in cash, in Shares of equivalent value, or in some combination thereof) in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price, by (ii) the number of Shares with respect to which the SAR is exercised.

13. Transferability of Options, Stock Purchase Rights and Stock Appreciation Rights. Unless determined otherwise by the Administrator, an Option, Stock Purchase Right or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, Stock Purchase Right or Stock Appreciation Right transferable, such Option, Stock Purchase Right or Stock Appreciation Right will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. If any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option, Stock Purchase Right or Stock Appreciation Right, as well as the numerical Share limits in Section 6 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right will lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option, Stock Purchase Right and Stock Appreciation Right will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or Stock Appreciation Right, the Optionee will fully vest in and have the right to exercise the Option, Stock Purchase Right or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator will notify the Optionee in writing or electronically that the Option, Stock Purchase Right or Stock Appreciation Right will be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option, Stock Purchase Right or Stock Appreciation Right will be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option, Stock Purchase Right or Stock Appreciation Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash, the fair market value of the consideration, received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or Stock Appreciation Right, for each Share subject to the Option, Stock Purchase Right or Stock Appreciation Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

15. Date of Grant. The date of grant of an Option, Stock Purchase Right or Stock Appreciation Right will be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right or Stock Appreciation Right, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Optionee within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights and Stock Appreciation Rights granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Option, Stock Purchase Right or Stock Appreciation Right unless the exercise of such Option, Stock Purchase Right or Stock Appreciation Right and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, Stock Purchase Right or Stock Appreciation Right, the Company may require the person exercising such Option, Stock Purchase Right or Stock Appreciation Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NEOMAGIC CORPORATION

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors: 01 - Douglas Young 04 - Carl Stork

For Withhold

02 - Anil Gupta

05 - Steve Valenzuela

For Withhold

03 - Brett Moyer

06 - Syed Zaidi

For Withhold

2. To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 27, 2008.

3. To increase the number of shares available for issuance under the Company’s 2006 Employee Stock Purchase Plan by 100,000.

For Against Abstain

4. To increase the number of shares available for issuance under the Company’s 2003 Stock Plan by 500,000.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy should be marked, dated, signed by the stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2

— Please keep signature within the box.

C 1234567890 J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 1 4 0 3 8 1

<STOCK#>

00QSCD

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

NEOMAGIC CORPORATION

Proxy — NeoMagic Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2007

The undersigned stockholder of NeoMagic Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of May 29, 2007, and hereby appoints DOUGLAS YOUNG and H. ROBERT NEWMAN, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of NeoMagic Corporation to be held on July 12, 2007, at 10:00 a.m., local time, at 650 Page Mill Road, Palo Alto, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR THE APPROVAL OF EACH OF PROPOSALS 2, 3 AND 4 SET FORTH ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE